UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2016

OMINTO, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1110-112th Avenue NE, Suite 350

Bellevue, WA 98004

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561)362-2381

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into Material Definitive Agreement.

See Item 1.02 below for a description of severance agreements entered into in connection with the resignation of Mr. Ivan Braiker (as CEO/President and director) and Mr. Tom Virgin (as CFO).

Item 1.02     Termination of a Material Definitive Agreement.

Effective January 26th, 2016, as a result of Mr. Braiker's resignation from his positions with the Company, the Company's Employment Agreement with Ivan Braiker to serve as CEO/President and member of the Board of Directors was terminated by mutual consent pursuant to a severance and agreement with Mr. Braiker. The Company entered into a Severance Agreement with Mr. Ivan Braiker which provided severance equal to four months of regular pay of $300,000 per annum to Mr. Braiker which shall be paid to him in accordance with the Company's normal payroll procedures.

Effective January 26th, 2016, as a result of Mr. Virgin's resignation from his positions with the Company, the Company's Employment Agreement with Tom Virgin to serve as CFO was terminated by mutual consent pursuant to a severance and agreement with Mr. Braiker. The Company entered into a Severance Agreement with Mr. Virgin which provided severance equal to four months of regular pay of $250,000 per annum to Mr. Virgin which shall be paid to him in accordance with the Company's normal payroll procedures.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26th, 2016, the Company accepted the resignation of its CEO/President Ivan Braiker and its CFO Tom Virgin. Mr. Braiker also resigned from his position as a director of the Company.

Mr. Mitchell Hill, age 56, who is currently a director of the Company and has served as Chairman of the Audit Committee since June 2015, was appointed Interim CEO by the Company's Board of Directors as of January 26th. Mr. Hill is the Co-Founder and Chief Financial Officer of Fortunato Capital Management, Inc., a real estate private equity firm. Prior to Fortunato, from 2013 to 2015, Mr. Hill was Executive Vice President and CFO of Alphaeon, Inc., a subsidiary of Strathspey Crown, LLC. Mr. Hill has an extensive and successful track record with private equity and venture capital-backed firms including his service as CFO of Cameron Health, Inc. from 2010 to 2012 (sold to Boston Scientific) and Visiogen Inc. from 2008-2010 (sold to Abbott Medical Optics).

On January 26, 2016, the Registrant issued a press release regarding Mr. Hill's appointment, a copy of which is furnished as Exhibit 99.1

Item 9.01     Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 26, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ominto, Inc.
(Registrant)

Date: January 26, 2016	By:	/s/ Mitchell Hill
Mitchell Hill
Interim Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 26, 2016.

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